Exhibit 99.2

Financial Statements of

A&B AEROSPACE, INC.

For the years ended May 31, 2025 and May 31, 2024

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Members and Stockholders of
A&B Aerospace, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of A&B Aerospace, Inc. (the Company) as of May 31, 2025 and 2024, and the related statements of operations, equity, and cash flows for the years ended May 31, 2025 and 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2025 and 2024, and the results of its operations and its cash flows for the years ended May 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

A critical audit matter is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee or the Company’s governance and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating a critical audit, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate. We determined that there are no critical audit matters communicated or required to be communicated to the audit committee.

/s/ HTL International, LLC

HTL International, LLC

We have served as the Company’s auditor since 2025.

Houston, TX

May 12, 2026

PCAOB ID: 7000

Balance Sheet

As of May 31, 2025 and May 31, 2024

(Expressed in U.S. dollars)

	Note	May 31, 2025	May 31, 2024
ASSETS
Current Assets
Cash and cash equivalents		$558,081	$595,813
Accounts receivable, net	5	327,788	424,854
Other receivables		2,982	4,550
Investments, at fair value	9	178,657	148,682
Inventories, net	6	469,220	456,886
Prepaid expenses and other current assets		7,187	27,710
Total Current Assets		$1,543,915	$1,658,495
Non-current Assets
Property and equipment, net	7	$543,627	$507,049
TOTAL ASSETS		$2,087,542	$2,165,544
LIABILITIES
Current Liabilities
Accounts payable		$127,201	$234,858
Credit card payable		301	1,706
Notes payable	8	161,692	81,214
Customer deposits		6,135	7,083
Accrued settlement liability	11	225,000	-
Total Current Liabilities		$520,329	$324,861
Long-term Liabilities
Notes payable	8	$-	161,692
Total Long-term Liabilities		$-	$161,692
TOTAL LIABILITIES		$520,329	$486,553
COMMITMENTS AND CONTINGENCIES	11
STOCKHOLDERS’ EQUITY
Capital stock (no par value, 100,000 shares authorized; 10,000 shares issued and outstanding at May 31, 2025 and 2024)	10	$-	$-
Paid-in capital	10	10,000	10,000
Retained earnings	10	1,557,213	1,668,991
Total Stockholders’ Equity		$1,567,213	$1,678,991
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$2,087,542	$2,165,544

The accompanying notes are an integral part of these statements

Statement of Operations

For the years ended May 31, 2025 and May 31, 2024

(Expressed in U.S. dollars)

	Note	May 31, 2025	May 31, 2024
Revenue	3	$4,284,780	$4,188,062
Cost of products sold		3,338,795	3,161,942
Inventory impairments and write-offs	6	650,284	752,953
Gross profit		$295,701	$273,167
Other income, net	9	21,097	7,004
Litigation settlement expense		(225,000)	-
Other operating expenses		(188,929)	(198,311)
Income (loss) before income taxes		$(97,131)	$81,860
Income tax expense	13	(14,647)	(11,526)
Net income (loss)		$(111,778)	$70,334

Earnings (loss) per share - basic and diluted		$(11.18)	$7.03
Weighted-average shares outstanding - basic and diluted		10,000	10,000

The accompanying notes are an integral part of these statements

Statement of Changes in Stockholders’ Equity

For the years ended May 31, 2025 and May 31, 2024

(Expressed in U.S. dollars)

	Paid-in Capital	Retained Earnings	Total Equity
Balance - May 31, 2023	$10,000	$1,598,657	$1,608,657
Net income		70,334	70,334
Distributions to shareholders		-	-
Balance - May 31, 2024	$10,000	$1,668,991	$1,678,991
Net loss		(111,778)	(111,778)
Distributions to shareholders		-	-
Balance - May 31, 2025	$10,000	$1,557,213	$1,567,213

The accompanying notes are an integral part of these statements

Statement of Cash Flows

For the years ended May 31, 2025 and May 31, 2024

(Expressed in U.S. dollars)

	May 31, 2025	May 31, 2024
Operating activities
Net income (loss)	$(111,778)	$70,334
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	102,054	75,737
Inventory impairments and write-offs (non-cash)	650,284	752,953
Non-cash adjustments
Inventory roll-forward	(115,013)	(129,691)
AR consignment & opening true-ups	(264,056)	(327,232)
PP&E reconciliation	106,909	77,289
Leasehold cleanup & full-absorption COGS reclass	(137,872)	69,258
Unrealized (gain) / loss on investments (non-cash)	(15,252)	(3,365)
Changes in operating assets and liabilities:
Decrease in accounts receivable	97,066	352,012
Decrease (increase) in inventory	(12,334)	(300,080)
Decrease in prepaid expenses and deposits	20,523	8,779
Decrease (increase) in other receivables	1,568	(4,550)
(Decrease) increase in accounts payable and credit card payable	(109,062)	110,706
Increase (decrease) in accrued expenses	-	-
Decrease in customer deposits	(948)	(7,917)
Net cash (used in) provided by operating activities	$212,089	$744,233
Investing activities
Purchases of machinery and equipment	(130,741)	(292,222)
Purchases of office equipment	(7,891)	(1,869)
Purchases of investments	(29,975)	(148,682)
Net cash provided by (used in) investing activities	$(168,607)	$(442,773)
Financing activities
Repayments of Newlane Finance note payable	(16,013)	(24,020)
Repayments of INTECH note payable	(29,421)	(25,471)
Proceeds (repayments) of US Bank Equipment loan	(19,105)	89,434
Repayments of SBA PPP loan	(16,675)	(16,510)
Net cash (used in) provided by financing activities	$(81,214)	$23,433
Net (decrease) increase in cash	$(37,732)	$324,893
Cash, beginning of period	595,813	270,920
Cash, end of period	$558,081	$595,813

The accompanying notes are an integral part of these statements

Notes to the Financial Statements

For the Years ended May 31, 2025 and 2024

NOTE 1: Nature of Operations

A&B Aerospace, Inc. (the “Company”) is a California corporation incorporated in 1992, operating as a precision CNC machining contractor serving the aerospace, defense, and industrial end-markets. The Company manufactures close-tolerance machined components from customer-supplied and Company-procured raw materials, principally aluminum, stainless steel, titanium, and high-temperature alloys, using CNC turning centers, Swiss-type automatic lathes, and vertical machining centers at its facility in Southern California. The Company operates under an AS9100D-certified quality management system and supplies both production and aftermarket components. The Company’s fiscal year ends on May 31.

NOTE 2: Summary of Significant Accounting Policies

Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are presented in U.S. dollars.

Going concern

In accordance with Accounting Standards Codification (ASC) 205-40, Presentation of Financial Statements, Going Concern, management has evaluated whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these financial statements are available to be issued. The Company incurred a net loss of $111,778 for the year ended May 31, 2025 and recognized net income of $70,334 for the year ended May 31, 2024. The Company generated positive cash flow from operations of $212,089 and $744,233 in fiscal year 2025 and fiscal year 2024, respectively, demonstrating an ability to fund its day-to-day operations from recurring revenue.

At May 31, 2025, the Company had net working capital (current assets less current liabilities) of approximately $1,024,000, comprising total current assets of approximately $1,544,000 and total current liabilities of approximately $520,000, resulting in a current ratio of approximately 2.9 to 1. Cash and cash equivalents totaled $558,081 and the Company held an additional $179,000 in marketable equity securities, providing aggregate liquid resources of approximately $737,000 against total current obligations of approximately $520,000.

Management has assessed the Company’s available cash and cash equivalents, its investment portfolio, and projected operating cash requirements for the twelve months following the date the financial statements are available to be issued. Based on this assessment (including the Company’s positive operating cash-flow trend and its net working capital position) management believes the Company has sufficient liquidity to meet its obligations as they become due, and accordingly the financial statements have been prepared on a going-concern basis.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Areas requiring significant management judgment include the allowance for credit losses on accounts receivable, the net realizable value of inventories (including the capitalized manufacturing-overhead component), the useful lives and recoverability of property and equipment, the valuation of investments, and the assessment of revenue recognition for consignment arrangements under ASC 606. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, cash held in demand deposit accounts at federally-insured financial institutions, and highly-liquid investments with original maturities of three months or less at the date of acquisition. Money market funds held at Morgan Stanley are classified as cash equivalents as they are redeemable on demand at net asset value and are invested in short-term, high-credit-quality instruments.

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits and accounts receivable. The Company maintains cash balances in excess of federally-insured limits ($250,000 per depositor, per institution under the Federal Deposit Insurance Corporation) at a commercial bank. The Company has not experienced losses on its cash balances and management considers the credit risk to be minimal based on the financial strength of the institutions.

Accounts receivable credit risk is concentrated among a limited number of aerospace OEMs and authorized distributors. For the years ended May 31, 2025 and 2024, three customers collectively accounted for a substantial portion of the Company’s revenue: Honeywell International Inc. and its authorized distributor, The Boeing Company (through Boeing Distribution Services), and MOOG, Inc. Management performs ongoing credit evaluations of its customers and generally does not require collateral.

Investments

Investments consist of marketable equity securities and money market instruments held in a brokerage account at Morgan Stanley. Equity securities with readily determinable fair values are measured at fair value at each balance sheet date in accordance with ASC 321, Investments — Equity Securities, with all changes in fair value — both realized gains and losses on sale and unrealized gains and losses arising from changes in market prices during the period — recognized in the Statement of Operations within Other income as they occur. The carrying amount of the portfolio at each balance sheet date therefore represents its period-end fair value. Fair values are determined by reference to quoted market prices on active exchanges (Level 1 inputs; see Note 9). Dividend income is recognized when the Company’s right to receive payment is established.

Accounts receivable and allowance for credit losses

Accounts receivable are recorded at the invoiced amount, net of an allowance for credit losses. The Company applies the current expected credit loss (“CECL”) model under ASC 326, Financial Instruments - Credit Losses. Under CECL, the Company estimates lifetime expected credit losses at the reporting date based on a combination of (i) a specific-reserve analysis for invoices aged greater than 90 days or where other indicators of collectability risk exist, and (ii) a pooled historical-loss assessment for the remainder of the portfolio. Forward-looking economic indicators (including aerospace end-market demand, customer-specific financial condition, and general macroeconomic conditions) are incorporated where they would materially affect the expected loss estimate. Invoices are charged off against the allowance when management determines, after exhausting commercially reasonable collection efforts, that recovery is not probable.

Inventories

Inventories are stated at the lower of cost or net realizable value, with cost determined using a first-in, first-out (FIFO) method. Inventory cost includes direct materials, direct labor, and an allocation of manufacturing overhead under a full-absorption costing model consistent with ASC 330, Inventory. Manufacturing overhead allocated to inventory includes, among other items, indirect production labor, manufacturing utilities, plant rent, plant insurance, tooling, plant supplies, and depreciation on manufacturing equipment. The Company periodically reviews inventory for excess, slow-moving, and obsolete items and writes such items down directly against the related inventory accounts, with the charge recognized in cost of goods sold.

The Company evaluates its inventories for excess, slow-moving, and obsolete quantities at each reporting date. A write-down is recorded directly against the carrying amount of the affected inventory where the estimated net realizable value is less than carrying cost based on management’s analysis of (i) ageing of finished goods, (ii) historical and forecast usage by part number, (iii) customer-specific demand visibility (including consumption against open vendor-managed inventory (“VMI”) replenishment commitments), and (iv) the salvage or scrap value of components for which no further demand is anticipated. Write-downs are recognized in the period in which the reduction in net realizable value is identified and are included within Cost of goods sold in the Statement of Operations, presented separately on the face of the Statement of Operations as Inventory impairments and write-offs in accordance with ASC 330.

Work-in-process and finished goods held on the Company’s premises are measured using year-end physical counts. The Company applies a standard-cost system for routine operational measurement; standard costs are reviewed at least annually and are designed to approximate actual cost. At each reporting date, total purchase-price, labor, and overhead variances are analyzed and any portion attributable to inventory remaining on hand is capitalized into inventory, with the remainder recognized in cost of goods sold. Through this process, inventory is presented at amounts that approximate actual cost in accordance with ASC 330. Consigned inventory (goods held at Honeywell and MOOG VMI bin locations but over which the Company retains control per ASC 606-10-55-2) is reported as an asset until control transfers to the customer upon the customer’s consumption of the inventory.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets: machinery and equipment, seven years; computer software (numerical control programming), three years; vehicles, five years; office equipment and furniture and fixtures, five years; and leasehold improvements, the lesser of the estimated useful life of the improvement or the remaining lease term. Maintenance and repairs are expensed as incurred; expenditures that extend an asset’s useful life or increase its capacity are capitalized. Upon disposal, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the Statement of Operations.

The Company evaluates property and equipment for impairment in accordance with ASC 360, Property, Plant, and Equipment, whenever events or changes in circumstances indicate that the carrying value of an asset or asset group may not be recoverable. Recoverability is assessed by comparing the carrying amount of the asset (or asset group) to the future undiscounted net cash flows expected to be generated by the asset. If the carrying amount is not recoverable, an impairment loss is measured as the excess of the carrying amount over the asset’s fair value.

Revenue recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, when control of the promised goods transfers to the customer, in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods. See Note 3 for a detailed description of the Company’s revenue policies.

Segment reporting

The Company operates as a single reportable segment under ASC 280, Segment Reporting. The Company’s chief operating decision-maker, who is its president, reviews financial information on a consolidated basis for purposes of allocating resources and assessing performance. All of the Company’s long-lived assets are located in the United States and substantially all of its revenue is generated from customers located in the United States.

Income taxes

The Company is a C corporation and accounts for income taxes under ASC 740, Income Taxes, using the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and to operating loss and tax credit carryforwards.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. A valuation allowance is established against any deferred tax asset to the extent that, on a more-likely-than-not basis, the asset will not be realized.

The Company assesses its income tax positions in accordance with ASC 740-10 and recognizes the financial-statement effects of a tax position when it is more likely than not, based on the technical merits, that the position will be sustained upon examination by the relevant taxing authority. Management has evaluated the Company’s tax positions taken or expected to be taken in its tax returns and has concluded that no liability for unrecognized tax benefits is required to be recorded at May 31, 2025 or May 31, 2024. The Company recognizes interest and penalties related to unrecognized tax benefits, if any, within income tax expense. The Company’s federal income tax returns for fiscal years 2021 and forward, and California franchise tax returns for fiscal years 2020 and forward, remain subject to examination by the applicable taxing authorities.

Leases

The Company evaluates its arrangements at inception to determine whether a lease exists under ASC 842, Leases. An arrangement is a lease, or contains a lease, if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Operating-lease right-of-use assets and lease liabilities are recognized at the commencement date based on the present value of fixed lease payments over the lease term, using the Company’s incremental borrowing rate when the rate implicit in the lease is not readily determinable. The Company occupies its principal manufacturing facility under a related-party arrangement with an entity wholly owned by the Company’s two officer-shareholders. The arrangement is not documented by an enforceable written contract and is terminable at will by either party; accordingly, the Company has accounted for the arrangement as a month-to-month tenancy and has not recognized a right-of-use asset or lease liability under ASC 842. Rent expense is recognized on a straight-line basis as incurred. See Note 11 for further detail on the related-party arrangement.

Fair value of financial instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, investments, accounts payable, and notes payable. The carrying values of cash, accounts receivable, and accounts payable approximate fair value due to the short-term nature of these instruments. The carrying value of notes payable approximates fair value based on their stated interest rates relative to current market rates for comparable instruments. Fair-value measurements of investments are disclosed in Note 9.

Recent accounting pronouncements

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which expands segment disclosure requirements to include incremental information about significant segment expenses. The Company adopted the new guidance effective June 1, 2024 and applied it retrospectively to the comparative period presented. As the Company operates as a single reportable segment, management does not expect the adoption of ASU 2023-07 to have a material effect on the Company’s recognition or measurement of segment results, and the adoption did not have a material effect on the Company’s financial position, results of operations, or cash flows. The impact of adoption was limited to enhanced footnote disclosure of significant segment expenses (see Segment reporting above).

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires disaggregated information about an entity’s effective tax-rate reconciliation and income taxes paid. The standard is effective for the Company for annual periods beginning June 1, 2025. As ASU 2023-09 affects only income-tax footnote disclosures and does not change the recognition or measurement of income taxes, the adoption will not have a material effect on the Company’s financial position, results of operations, or cash flows. The impact is expected to be limited to expanded disclosure of the effective tax-rate reconciliation and income taxes paid.

Management has reviewed other recently issued accounting pronouncements and does not believe any other pronouncement issued but not yet effective will have a material effect on the Company’s financial statements upon adoption.

NOTE 3: Revenue from Contracts with Customers

Contracts and performance obligations

The Company enters into contracts with customers pursuant to master supply agreements and individual purchase orders for the sale of machined components. Each purchase order is treated as a separate contract for financial reporting purposes.

Principal versus agent considerations

The Company has assessed whether it acts as a principal or as an agent in its arrangements with customers under ASC 606-10-55-36 through 55-40. The Company has concluded that it is the principal in all of its revenue arrangements because it (i) is primarily responsible for fulfilling the promised goods, (ii) has inventory risk before the goods are transferred to the customer, including with respect to consigned and VMI-held inventory over which the Company retains control until customer consumption, and (iii) has discretion in establishing the price for its components. Accordingly, revenue is recognized on a gross basis at the amount the Company expects to be entitled to in exchange for the components delivered. The Company has determined that each identified part number within a purchase order represents a distinct performance obligation, as the customer can benefit from each part separately and the parts are separately identifiable within the contract.

Transaction prices are fixed per the unit prices stated in each purchase order. The Company’s contracts do not contain material variable consideration, significant financing components, non-cash consideration, or consideration payable to the customer. Sales-related taxes collected from customers on behalf of governmental authorities are excluded from revenue.

Standard shipments

For standard (non-consignment) purchase-order shipments, the Company recognizes revenue at the point in time when control of the goods transfers to the customer. The Company’s customary terms are F.O.B. shipping point, and control transfers, and revenue is recognized, upon shipment from the Company’s facility. Revenue from standard shipments was $3,022,207 and $3,393,013 for the years ended May 31, 2025 and 2024, respectively.

Vendor-managed inventory (VMI) consignment

The Company sells certain part numbers to Honeywell International Inc. and MOOG, Inc. through vendor-managed inventory (“VMI”) consignment programs. Under these programs, the Company ships goods to customer-operated stocking locations but does not recognize a sale upon shipment. The Company has analyzed the VMI arrangements against the indicators in ASC 606-10-55-2 and has concluded that control of the goods does not transfer to the customer upon shipment to the stocking location because:

(i)	the Company retains legal title to the goods until the customer’s consumption event;

(ii)	the Company retains the right to recall or substitute inventory held at the stocking location at any time prior to customer consumption;

(iii)	the customer has no unconditional obligation to pay for goods until it withdraws inventory for its own production use; and

(iv)	risk of physical loss and obsolescence at the stocking location is contractually borne by the Company until consumption.

Revenue on VMI shipments is therefore recognized at the point in time when the customer draws goods from the stocking location for its own production (the “pull event”), at which point the customer accepts the quantity and unit price reflected in an auto-generated consumption invoice. Revenue from VMI consignment was $1,261,333 and $795,049 for the years ended May 31, 2025 and 2024, respectively. The year-over-year increase reflects the ramp of a new Honeywell program that began recurring consumption during fiscal year 2025.

The inventory held at customer stocking locations but over which the Company retains control is reported within Inventories on the Balance Sheet as “Consigned (Honeywell + MOOG).” Consigned inventory was $203,237 and $205,581 at May 31, 2025 and 2024, respectively (see Note 6).

MOOG Philippines consignment

During fiscal year 2025, the Company commenced a separate consignment arrangement with MOOG Philippines. Revenue is recognized on the same pull-event basis described above. Revenue from this program was $1,240 for the year ended May 31, 2025 (no comparable activity in fiscal year 2024).

Contract balances

The Company does not have material contract assets or contract liabilities. Customer deposits reported on the Balance Sheet ($6,135 at May 31, 2025; $7,083 at May 31, 2024) represent advance payments received on specific purchase orders for which the related performance obligation had not yet been satisfied at the respective balance sheet date. Customer deposits are recognized as revenue when control of the related goods transfers to the customer.

Disaggregation of revenue

Revenue disaggregated by revenue stream for the years ended May 31 is as follows:

	May 31, 2025	May 31, 2024
Sales - standard	$3,022,207	$3,393,013
Sales - VMI consignment (Honeywell + MOOG)	1,261,333	795,049
Sales - consignment (MOOG Philippines)	1,240	-
Total revenue	$4,284,780	$4,188,062

NOTE 4: Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash on deposit and accounts receivable. The Company maintains its cash balances with high-credit-quality U.S. financial institutions. Deposits at each institution may at times exceed federally insured limits; the Company has not experienced any losses on such accounts and does not believe it is exposed to significant credit risk with respect to its cash balances.

The Company sells primarily to large aerospace original equipment manufacturers and their tier-one suppliers. As a result, accounts receivable are concentrated among a limited number of customers. The Company performs ongoing credit evaluations of its customers, maintains specific reserves for receivables deemed uncollectible (see Note 5), and has not historically required collateral from its customers.

Customer and accounts receivable concentrations. During the years ended May 31, 2025 and 2024, customers each individually exceeding 10% of revenue accounted for the following percentages of total revenue: Honeywell International Inc. (including authorized distributor and VMI consignment programs), approximately 33% and 22%; The Boeing Company (through Boeing Distribution Services), approximately 27% and 19%; and MOOG, Inc. (including its consignment program), approximately 13% and 22%. No other customer accounted for more than 10% of revenue in either fiscal year. At May 31, 2025 and May 31, 2024, balances due from these same customers represented the following percentages of trade accounts receivable: Honeywell International Inc., approximately 67% and 64%; The Boeing Company, approximately 8% and 6%; and MOOG, Inc., approximately 10% and 16%, respectively. Collectively, the three customers represented approximately 84% of trade accounts receivable at May 31, 2025 and approximately 86% at May 31, 2024. Substantially all trade accounts receivable at each balance sheet date is due from customers engaged in the aerospace and defense industry.

Supplier and accounts payable concentrations. The Company purchases raw materials (principally aluminum, stainless steel, titanium, and high-temperature alloys) and outside-process services (heat treatment, surface finishing) from a limited number of qualified vendors. During the year ended May 31, 2024, one vendor (Star CNC Machine Tool Corp.) represented approximately 67% of total accounts payable at May 31, 2024. During the year ended May 31, 2025, the largest single vendor balance represented approximately 12% of total accounts payable at May 31, 2025, and no other vendor exceeded 10% of total accounts payable. The Company believes that, while the loss of any one of these suppliers could temporarily disrupt operations, equivalent materials and services are available from alternate qualified sources and the impact of any such disruption would not be material to its financial position or results of operations.

NOTE 5: Accounts Receivable

Accounts receivable, net consists of the following at May 31:

	May 31, 2025	May 31, 2024
Trade accounts receivable, gross	$346,574	$480,726
Less: allowance for credit losses	(18,786)	(55,872)
Trade accounts receivable, net	327,788	424,854

The Company applies ASC 326 (Financial Instruments - Credit Losses) to trade receivables. The allowance for credit losses is estimated using a specific-identification approach supplemented by historical loss experience on aged balances. At each reporting date, management reviews the aging of customer balances, known customer-specific credit issues, and reasonable-and-supportable forecasts of economic conditions affecting the aerospace industry. Account balances are written off against the allowance when management determines the receivable is not collectible. Write-offs against the allowance totaled $56,192 and $69,930 for the years ended May 31, 2025 and May 31, 2024, respectively, principally representing previously-reserved invoices from a small number of customers that were ultimately determined to be uncollectible.

NOTE 6: Inventories

Inventories are stated at the lower of cost (first-in, first-out basis, applied on a full-absorption standard) or net realizable value. Cost includes direct materials, direct labor, and an allocation of manufacturing overhead, including indirect labor, factory occupancy costs (rent, utilities, repairs), production-employee benefits, production insurance, shop supplies, and perishable tooling. Manufacturing overhead allocated to inventory totaled $677,497 and $646,588 for the years ended May 31, 2025 and 2024, respectively.

Consigned inventory represents goods physically located at customer-operated stocking locations but over which the Company retains control under the VMI arrangements described in Note 3.

The Company does not maintain a separate inventory valuation reserve; items identified as excess, slow-moving, obsolete, or otherwise unrecoverable are written down directly against the related inventory accounts. Such charges, recognized within Cost of goods sold in the Statement of Operations as Inventory impairments and write-offs (a component of cost in accordance with ASC 330), totaled $650,284 and $752,953 for the years ended May 31, 2025 and May 31, 2024, respectively.

Inventories consist of the following at May 31:

	May 31, 2025	May 31, 2024
Work in process	$88,086	$114,954
Finished goods	177,897	136,351
Consigned (Honeywell + MOOG)	203,237	205,581
Total inventories	$469,220	$456,886

NOTE 7: Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally seven years for machinery and equipment, five years for office equipment and vehicles, and three years for computer software. Expenditures for major additions and improvements are capitalized; expenditures for routine repairs and maintenance are charged to operations as incurred. Upon retirement or disposal of an asset, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in the statement of operations.

Property and equipment consists of the following at May 31:

	May 31, 2025	May 31, 2024
Machinery and equipment	$2,523,587	$2,595,374
Computer software (NC)	6,484	6,484
Vehicles	29,722	29,722
Office equipment	59,058	51,166
Total property and equipment, at cost	$2,618,851	$2,682,746
Less: Accumulated depreciation	(2,075,224)	(2,175,697)
Property and equipment, net	$543,627	$507,049

Depreciation expense was $102,054 and $75,737 for the years ended May 31, 2025 and 2024, respectively, substantially all of which was included in cost of goods sold as manufacturing overhead.

Disposal of Miyano CNC lathe

In May 2025, the Company disposed of a fully depreciated Miyano CNC lathe with a historical cost of $202,528 and accumulated depreciation of an equal amount. No gain or loss was recognized on the disposal, and the asset and related accumulated depreciation were removed from property and equipment during fiscal year 2025.

NOTE 8: Notes Payable

Notes payable consist of equipment-financing obligations and a Small Business Administration Paycheck Protection Program (“PPP”) loan, each collateralized as described below.

Notes payable balances at May 31, segregated between current maturities (principal amounts contractually due within twelve months of the balance sheet date) and non-current portions, are as follows:

	May 31, 2025	May 31, 2024
Current portion:
INTECH Funding Corp - equipment note, 5.87% fixed, matures Oct 2027	$78,777	$29,421
U.S. Bank Equipment Finance - equipment note, 7.50% fixed, matures Aug 2028	70,329	19,105
California Bank & Trust - SBA PPP loan, 1.00% fixed, matures Feb 2026	12,586	16,675
Newlane Finance - equipment note (paid in full during fiscal year 2025)	-	16,013
Total notes payable, current portion	$161,692	$81,214
Non-current portion:
INTECH Funding Corp	-	$78,777
U.S. Bank Equipment Finance	-	70,329
California Bank & Trust - SBA PPP	-	12,586
Newlane Finance	-	-
Total notes payable, non-current portion	$-	$161,692
Total notes payable	$161,692	$242,906

The INTECH Funding note was entered into on October 31, 2022 in the original principal amount of $151,338 to finance the acquisition of a Star Swiss automatic lathe. The note bears interest at a fixed annual rate of 5.87%, requires sixty monthly payments of $2,924, and is collateralized by the financed equipment.

The U.S. Bank Equipment Finance note was entered into on July 24, 2023 in the original principal amount of $100,000 to finance the acquisition of a Hyundai WIA HD2200 CNC lathe and ATS bar feeder. The note bears interest at a fixed annual rate of 7.50%, requires fifty-eight monthly payments of $2,086.64, and is collateralized by the financed equipment.

The California Bank & Trust note represents the remaining balance of a Small Business Administration Paycheck Protection Program loan obtained during fiscal year 2021. The loan bears interest at 1.00% per annum and requires monthly payments of $1,408 through final maturity in February 2026.

Interest expense on the notes payable described above totaled $11,894 and $15,197 for the fiscal years ended May 31, 2025, and May 31, 2024, respectively, and is included within Other operating expenses on the Statement of Operations. All interest was expensed as incurred (no interest was capitalized into property and equipment), and no accrued but unpaid interest was outstanding at either balance sheet date.

NOTE 9: Fair Value Measurements

The Company applies ASC 820 (Fair Value Measurement) to financial assets and liabilities measured at fair value on a recurring basis and to non-financial assets subject to non-recurring fair-value measurement (e.g., long-lived asset impairment). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and establishes a three-level fair-value hierarchy:

Level 1 - quoted prices in active markets for identical assets or liabilities;

Level 2 - observable inputs other than Level 1 quoted prices, including quoted prices for similar assets in active markets, quoted prices in markets that are not active, or other directly observable inputs; and

Level 3 - unobservable inputs reflecting the Company’s own assumptions about the assumptions market participants would use.

Financial assets measured at fair value on a recurring basis consist of the Company’s investments in marketable securities held in a managed brokerage account with Morgan Stanley. The Company’s investments are classified within Level 1 of the hierarchy as fair value is determined by reference to quoted market prices on active exchanges at each reporting date. The Company had no financial liabilities measured at fair value on a recurring basis and no Level 2 or Level 3 recurring measurements at either balance sheet date.

Financial assets measured at fair value on a recurring basis consist of the following at May 31:

	May 31, 2025	May 31, 2024
Marketable equity securities, at fair value (Level 1)	$178,657	$148,682
Total recurring fair value measurements	$178,657	$148,682

The Company’s marketable equity investments are measured at fair value, with all changes in fair value recognized in the Statement of Operations in the period of change in accordance with ASC 321, Investments - Equity Securities. The portfolio is presented on the Balance Sheet at its period-end fair value: $178,657 at May 31, 2025 and $148,682 at May 31, 2024. The carrying amount of the portfolio increased by $29,975 during the year ended May 31, 2025, comprising net cash invested in the portfolio of $29,975 as reflected in investing activities on the Statement of Cash Flows. For the year ended May 31, 2025, the Company recognized within “Gain/(Loss) on Investments” a $15,252 unrealized gain on securities still held at year-end and $1,939 of realized gains on securities sold during the year; together with dividend and interest income of $3,906, these amounts contributed to total other income of $21,097 for the year. The unrealized component is reversed as a non-cash adjustment in the reconciliation of net income (loss) to cash provided by operating activities.

NOTE 10: Stockholders’ Equity

Capital stock

The Company is authorized to issue 100,000 shares of capital stock, no par value. At May 31, 2025 and 2024, there were 10,000 shares issued and outstanding. Because the shares have no par value and no stated value has been assigned, no amount is allocated to capital stock; the aggregate consideration of $10,000 received on issuance is reported in paid-in capital.

Distributions

No distributions to shareholders were declared or paid during the years ended May 31, 2025 and 2024.

Changes in retained earnings

Retained earnings decreased by $111,778 during the year ended May 31, 2025, reflecting the net loss for the year. Retained earnings increased by $70,334 during the year ended May 31, 2024, reflecting net income for the year.

NOTE 11: Commitments and Contingencies

Operating lease - manufacturing facility

The Company occupies its principal manufacturing facility under a related-party arrangement with an entity wholly owned by the Company’s two officer-shareholders (the “Lessor Entity”). The arrangement provides for monthly rental payments of $12,000, or $144,000 per annum, payable in arrears. Rent expense under this arrangement was $144,000 for each of the years ended May 31, 2025 and 2024 and is classified within cost of goods sold as manufacturing overhead. Although the arrangement is not documented by a written contract, the absence of a written agreement does not mean the arrangement does not meet the definition of a lease under ASC 842; ASC 842 evaluates leases on the substance of the arrangement rather than the form of documentation, and management has concluded that the arrangement conveys the right to control the use of an identified facility for a period of time in exchange for consideration. Either party may terminate the arrangement at any time without substantive penalty (i.e., a month-to-month tenancy), and accordingly the enforceable lease term is one month. The Company has elected the short-term lease practical expedient under ASC 842-20-25-2 for this class of underlying asset and recognizes the related rental payments as expense on a straight-line basis over the lease term. Accordingly, no right-of-use asset or lease liability has been recognized at either balance sheet date.

Legal proceedings

During fiscal year 2025, the Company agreed to settle a wage-and-hour class action. The Company accrued $225,000, management’s best estimate of the probable loss, recognized as litigation settlement expense and recorded within accrued settlement liability in current liabilities. Although the final timing of payment remains uncertain pending completion of the administrative settlement process, the obligation is classified as current as the Company expects to settle the liability within the twelve months following the balance sheet date.

Other than the matter described above, the Company is not a party to any material legal proceedings. From time to time the Company may become involved in routine litigation incidental to the conduct of its business; management does not believe any such matters currently pending are likely to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

Customer warranties and product-liability claims

The Company’s machined components are subject to product-acceptance inspection by its aerospace customers and, in certain cases, source inspection by the customer’s representative prior to shipment. Rejected parts are reworked or replaced at the Company’s cost; historical rework and rejection costs are not material (totaling approximately $38,700 and $12,900 for the years ended May 31, 2025 and 2024, respectively, representing less than 1% of net revenue in each period) and are expensed as incurred. The Company does not provide extended warranties beyond those implied by industry custom and has not recorded a warranty accrual at either balance sheet date.

NOTE 12: Related-Party Transactions

The Company has the following related parties: (i) the Lessor Entity, an entity wholly owned by the Company’s two officer-shareholders that owns the manufacturing facility leased to the Company, and (ii) the two officer-shareholders themselves, who serve as the Company’s sole directors and officers and provide payroll services to the Company.

Facility lease. The Company occupies its principal manufacturing facility under a month-to-month arrangement with the Lessor Entity. Total related-party rent expense recognized was $144,000 for each of the years ended May 31, 2025 and May 31, 2024. No amounts were payable to, or receivable from, the Lessor Entity at either balance sheet date. The rental rate is believed by management to approximate market terms for comparable light-industrial space in the Company’s geographic area; however, the arrangement was not negotiated at arm’s length and could be modified at the discretion of the parties. See Note 11 for the Company’s application of the short-term lease practical expedient to this arrangement.

Officer-shareholder compensation. Officer-shareholder compensation, including salary and employer payroll taxes, totaled $270,600 and $265,396 for the years ended May 31, 2025 and 2024 and is included within Other operating expenses on the Statement of Operations.

NOTE 13: Income Taxes

The Company is taxed as a C corporation in the United States and is subject to United States federal income tax and California franchise and income tax. The Company files separate United States federal and California corporate income tax returns on a fiscal year basis ending May 31.

Current income tax expense for the years ended May 31, 2025 and May 31, 2024 totaled $14,647 and $11,526, respectively, comprising United States federal income tax of $13,817 and $10,726 and California franchise tax of $830 and $800. The Company’s income tax expense for the years ended May 31, 2025 and May 31, 2024 is entirely current; no deferred income tax expense or benefit was recognized in either period.

Components of income tax expense

Income tax expense for the years ended May 31, 2025 and May 31, 2024 consists entirely of current income tax, as follows:

	Year ended May 31,	Year ended May 31,
	2025	2024
Current
United States federal	$13,817	$10,726
California franchise tax	830	800
Total current income tax expense	$14,647	$11,526

Income taxes paid in cash (including amounts applied from prior-year overpayments) totaled $16,884 and $20,560 during the years ended May 31, 2025 and May 31, 2024, respectively.

Effective income tax rate

The Company’s effective income tax rate differs from the United States federal statutory rate of 21 per cent principally because of the following: (a) significant inventory impairments and write-offs that are recognized as expenses for financial-reporting purposes but are not currently deductible for income-tax purposes, resulting in taxable income for income-tax purposes despite a pre-tax loss for financial-reporting purposes in fiscal year 2025; (b) a full valuation allowance maintained against the Company’s deferred tax assets, which eliminates any income tax benefit that would otherwise arise from the net operating loss carryforwards; (c) state income taxes; and (d) non-deductible permanent differences, including officer life-insurance premiums and the disallowed portion of meals expense. As a result, the Company recorded income tax expense of $14,647 and $11,526 for the years ended May 31, 2025 and May 31, 2024, respectively, notwithstanding a pre-tax loss for financial-reporting purposes in the year ended May 31, 2025 and a modest pre-tax income for financial-reporting purposes in the year ended May 31, 2024.

Net operating loss carryforwards

United States federal net operating loss carryforwards available to the Company at the beginning of the year ended May 31, 2025 totaled approximately $264,104. During the year, approximately $263,174 of these carryforwards was utilized against current-year taxable income, leaving a remaining federal net operating loss carryforward of approximately $930 at May 31, 2025. These carryforwards arose in tax years beginning after December 31, 2017 and accordingly carry forward indefinitely; however, their utilization in any given year is limited to 80 per cent of taxable income under Section 172(a) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act.

California net operating loss carryforwards available to the Company at the beginning of the year ended May 31, 2025 totaled approximately $409,661 (originating in tax years 2021 and 2022). These carryforwards were fully utilized against California-source taxable income during the year ended May 31, 2025, and no California net operating loss carryforward remained at May 31, 2025.

Deferred tax assets and valuation allowance

The Company’s only identified deferred tax asset arises from the net operating loss carryforwards described above. At May 31, 2025, the gross deferred tax asset totaled $195, comprising a federal deferred tax asset of $195 on the remaining federal net operating loss carryforward of $930 measured at the statutory rate of 21 per cent. At May 31, 2024, the gross deferred tax asset totaled $91,676, comprising a federal deferred tax asset of $55,462 (on a federal net operating loss carryforward of $264,104 at 21 per cent) and a California deferred tax asset of $36,214 (on a California net operating loss carryforward of approximately $410,000 at 8.84 per cent). No other material temporary differences between the financial-reporting and income-tax bases of the Company’s assets and liabilities were identified at either balance-sheet date.

Management assessed the realizability of these deferred tax assets in accordance with ASC 740-10-30-5 and concluded that, in light of the Company’s cumulative book losses and the variability of recent operating results, a full valuation allowance was warranted. Accordingly, a valuation allowance equal to the gross deferred tax asset was recorded at each balance-sheet date, reducing the net deferred tax asset to zero. The valuation allowance decreased by $91,481 during the year ended May 31, 2025, from $91,676 to $195, and decreased by $43,839 during the year ended May 31, 2024, from $135,515 to $91,676, in each case as the underlying net operating loss carryforwards were utilized against taxable income.

No deferred tax liabilities were identified at May 31, 2025 or May 31, 2024.

The utilization of the Company’s remaining net operating loss carryforwards may be subject to annual limitation under Sections 382 and 383 of the Internal Revenue Code if the Company experiences an ownership change, generally defined as a cumulative change of more than 50 percentage points by certain stockholders during a rolling three-year period. The Company has not completed a formal Section 382 and 383 study; however, the Company is not aware of any ownership change events that would limit the utilization of these carryforwards.

Uncertain tax positions

The Company recognizes the financial statement benefit of a tax position only when the position is more likely than not to be sustained on examination by the relevant taxing authority. As of May 31, 2025 and May 31, 2024, the Company had no unrecognized tax benefits, and no tax positions are reported on Schedule UTP of the Company’s federal income tax return. The Company’s policy is to record interest and penalties related to uncertain tax positions within Other operating expenses on the Statement of Operations; no such amounts were recognized during the years ended May 31, 2025 and May 31, 2024.

Open tax years

The Company is subject to taxation in the United States federal jurisdiction and in California. The Company’s federal tax returns for fiscal years ended May 31, 2022 through May 31, 2025 and California tax returns for fiscal years ended May 31, 2021 through May 31, 2025 remain open to examination by the United States Internal Revenue Service and the California Franchise Tax Board, respectively. There were no examinations in progress at May 31, 2025.

NOTE 14: Subsequent Events

The Company has evaluated subsequent events through May 12, 2026, the date these financial statements were available to be issued. No events have occurred subsequent to May 31, 2025 that require recognition or disclosure in these financial statements.